                                                                EXHIBIT 10.72



                   WYETH RESEARCH AND DEVELOPMENT AGREEMENT

                          AGREEMENT (the "Agreement") effective as of July 1,
1994 between IL-12 PARTNERS, having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as the "Partnership") and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation having its principal place of business at Five Giralda Farms, Madison, NJ 07904 (hereinafter referred to as "AHP"), acting through its WYETH-AYERST LABORATORIES division, or its other designated Affiliates (hereinafter individually or collectively referred to as "Wyeth").

                                  INTRODUCTION
       1. Wyeth has research and development facilities and experienced scientists, clinicians, engineers, technical associates and assistants and other personnel which enable it to conduct research and development activities in the development, production and manufacture, registration and marketing of pharmaceutical products.
       2. Genetics Institute, Inc. ("GI"), in collaboration with Wistar (as defined in the Partnership Agreement identified below), has identified, isolated, purified and cloned IL-12 (as defined in the Partnership Agreement identified below) and has filed patent applications relating thereto in various countries.
       3. AHP IL-12 Corporation and GI Drug Design,Inc. ("GI Sub") have entered into a Partnership Agreement effective as of July 1,

1994 (the "Partnership Agreement") to form the Partnership to provide for the development and commercialization of IL-12 in the Territory (as defined in the Partnership Agreement).
          4. GI has entered into a License Agreement effective as of July 1, 1994 (the "License Agreement") with GI Sub pursuant to which GI has exclusively licensed its patent rights and know-how rights relating to IL-12 to GI Sub in the Licensed Field (as defined in the Partnership Agreement) in the Territory, and GI Sub has assigned the License Agreement to the Partnership, giving the Partnership the right to develop, use, register, formulate, fill and finish, distribute and sell human pharmaceutical products derived from IL-12 in the Licensed Field in the Territory.
          5. The Partnership desires that Wyeth, on behalf of the Partnership and in collaboration with GI, undertake research and development activities related to the further development and commercialization of IL-12.
          6. Wyeth is willing, for the consideration and on the terms set forth herein, to use its research and development facilities and scientists, clinicians, engineers, technical associates and assistants and other personnel to conduct such activities.
          In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the parties agree as follows:

                            ARTICLE I.  DEFINITIONS
                            -----------------------
          As used in this Agreement, all terms not expressly defined herein shall have the meanings assigned to them in the Partnership Agreement.

                            ARTICLE II.  THE PROJECT
                            ------------------------
          2.1.        GENERAL.
                      (a) Subject to the terms and conditions contained in this Agreement, Wyeth in cooperation with GI (and each of GI's Affiliates) agrees to undertake such IL-12 research and/or development activities in the Licensed Field as are reasonably requested by the Partnership (the "Project"). Participation of AHP and Wyeth employees on the Project Team (but not on the Steering Committee) shall be deemed to be part of the activities performed by Wyeth pursuant to this Agreement.
                      (b) In accordance with Section 5.2(b) of the Partnership Agreement, GI shall manage the research, development and commercialization of IL-12 by third party collaborators in the Gene Therapy and Vaccine Adjuvant fields under the terms of the GI Development Agreement. Notwithstanding the foregoing, to the extent that the Partnership decides to conduct research and/or development activities in these fields through the Partnership, Wyeth may be engaged to conduct research in the Gene Therapy and Vaccine Adjuvant fields pursuant to paragraph (a) above. The Partnership may also enter into a development and/or commercialization collaboration outside the scope of this Agreement with Wyeth as if it were a third party with respect to particular Licensed Products in such fields.
           2.2.    ASSIGNMENT OF WORK.
                   (a) Except for research and/or development activities in the Gene Therapy and Vaccine Adjuvant fields, research and development activities shall be managed by the Partnership through the Project Team under the supervision of the Steering Committee, as more fully described in Article IV of the Partnership Agreement. The Project Team shall, subject to the review and approval of the Steering Committee, assign work to Wyeth under this Agreement and to GI under the GI Development Agreement. In the Gene Therapy and Vaccine Adjuvant fields, such management and assignment shall be the responsibility of the Steering Committee or a separate project team or teams established by the Partnership. Because the Partnership intends to take advantage of the expertise of Wyeth and GI throughout the Territory, it is anticipated that there may be assignments made to both GI and Wyeth to work collaboratively on many of the activities. Wyeth shall have the right to request, but shall not be obligated to obtain, written authorization to proceed on activities requested to be performed by it from the Project Team (or from the Steering Committee or the separate project teams in the Gene Therapy and Vaccine Adjuvant fields). Further, Wyeth shall have the right to rely on written or oral communications from either Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields) requesting that Wyeth perform activities on behalf of the

Partnership, subject to the overall budgetary limitation on expenditures set forth in Section 3.2 of this Agreement. All clinical work to be performed by Wyeth under this Agreement shall be in compliance with the additional terms and conditions set forth in Exhibit A to this Agreement.
                        ------- -
           (b) As provided in Section 5.2 of the Partnership Agreement, Wyeth shall have the right to engage consultants, collaborators and subcontractors in connection with the performance of the activities assigned to Wyeth to the extent Wyeth would generally seek third party assistance in connection with the performance of such activities. For example, such assistance may include collaboration and consulting agreements, material transfer agreements, sponsored research agreements, or other customary subcontracts involving discovery research, preclinical and clinical investigations, toxicology studies, and clinical monitoring. Unless otherwise approved by the Project Team, such agreements shall reserve or obtain on behalf of the Partnership a license of (or rights to license) new uses or other improvements to Licensed Products in the Licensed Field which result from discovery research conducted pursuant to such agreements. Material transfer agreements with United States government investigators which do not provide such rights shall also be permitted if the scope of the discovery research is determined by Wyeth's patent counsel to be likely not to result in a patentable invention. In addition, Wyeth shall, upon request of the Partnership and in accordance with the authority granted, negotiate agreements with third parties in the name of the Partnership and in accordance with the Partnership Agreement.
            2.3. STAFFING. The activities to be performed by Wyeth shall be conducted at and/or coordinated from the facilities of Wyeth under the supervision and direction of the Wyeth Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields).
Wyeth shall, as soon as is practicable, assemble a team of scientists, clinicians, engineers, technical associates and assistants and other personnel under the supervision and direction of the Wyeth Project Director (or such other persons as shall be designated for the Gene Therapy and Vaccine Adjuvant fields). Wyeth shall be responsible for the administrative management and fiscal control of the activities performed by Wyeth in support of the Project.
            2.4. INSPECTION. The Partnership shall have the right to arrange to visit Wyeth at its offices and laboratories and to discuss Project work and its results in detail with the technical employees and consultants of Wyeth, provided that such visits shall be during normal business hours and shall not unreasonably interrupt the operations of Wyeth.
            2.5. PATENT AND CONFIDENTIAL INFORMATION AGREEMENTS. Wyeth shall require the Wyeth Project Director, Steering Committee members, Project Team members, and all other scientists, clinicians, engineers and technical associates and assistants assigned to the Project to execute an agreement for the assignment of inventions and for the protection of Confidential Information in such reasonable form as may from time to time be used by Wyeth for such purpose.
           2.6. REPORTS AND MEETINGS. From time-to-time, upon reasonable request, Wyeth shall provide the Steering Committee with written progress reports summarizing the current status and progress of Wyeth's activities under
the Project and any issues relating to the Project.   AHP and Wyeth officers
and employees shall participate in meetings of the Project Team and the Steering Committee (and any separate project teams) as provided for in the Partnership Agreement, and shall otherwise be reasonably available to meet to discuss the status and progress of the Project.
           2.7. FORMAL PROCEDURES. The Partnership intends that GI and Wyeth will work together informally and collaboratively through the Project Team (or through the Steering Committee or the separate project teams in the Gene Therapy and Vaccine Adjuvant fields) to accelerate the development program. In the event that the Partnership determines that more formal procedures for allocating Project activities or that more or less frequent reports or meetings would be of mutual benefit, they shall meet and agree on such changes.
           2.8. OWNERSHIP OF TECHNOLOGY. Wyeth shall own, or hold exclusive rights to, the entire right, title and interest in and to all patent rights (the "Wyeth Patent Rights") and know-how (the "Wyeth Know-How") developed hereunder (a) solely by employees or consultants of Wyeth (or an AHP Affiliate) or (b) jointly by Wyeth (or an AHP Affiliate) and a third party collaborator (other than

GI) pursuant to this Agreement. GI shall own, or hold exclusive rights to, the entire right, title and interest in and to all GI Patent Rights and GI Know-How developed (a) solely by employees or consultants of GI or (b) jointly by GI and a third party collaborator (other than Wyeth or an AHP Affiliate) pursuant to the GI Development Agreement. GI and Wyeth shall jointly own an undivided one-half interest in the entire right, title and interest in and to all patent rights and know-how developed hereunder jointly by employees or consultants of each of GI or its Affiliates, on the one hand, and Wyeth, AHP or its Affiliates, on the other hand. Each undivided one-half interest shall be GI Patent Rights and GI Know-How of GI, on the one hand, and Wyeth Patent Rights and Wyeth Know-How of Wyeth, on the other hand. Inventorship shall be determined by applicable patent law and any issues relating to inventorship shall be referred to the chief patent counsel of each of GI and Wyeth (or AHP) for resolution. In the event that the chief patent counsel of GI and Wyeth (or
AHP) are unable to reach agreement on any such issue, they shall mutually agree on an independent third party to whom the issue shall be referred for final and binding resolution. For purposes of clarification, Wyeth Patent Rights shall not include patent rights developed by Wyeth outside the scope of this Agreement and Wyeth Know-How shall not include know-how developed by Wyeth outside the scope of this Agreement.
          2.9. LICENSE TO THE PARTNERSHIP OF RIGHTS DEVELOPED UNDER THIS AGREEMENT. Wyeth hereby grants to the Partnership:

                (a) a royalty-free, exclusive license throughout the world under the Wyeth Patent Rights, and
                (b) a royalty-free, exclusive license to use the Wyeth Know-How throughout the world, including the right to grant sublicenses, for the sole and exclusive purpose of developing, using, registering, manufacturing, formulating, filling and finishing, distributing and selling Licensed Products throughout the world for any purpose whatsoever. The licenses granted pursuant to paragraph (a) above shall continue in effect until the expiration of the Valid Claims (as defined in the License Agreement) of such patent rights; the licenses granted pursuant to paragraph (b) above shall be perpetual.
           2.10. LICENSE TO THE PARTNERSHIP OF INDEPENDENT RIGHTS. Wyeth Independent Patent Rights shall mean all patent rights of Wyeth and Wyeth Independent Know-How shall mean all know-how of Wyeth which, in each case, are not developed by Wyeth hereunder but have potential value or use in the development, use, registration, manufacture, formulation, filling and finishing, distribution and/or sale of Licensed Products. In the event that Wyeth shall desire to employ, at its sole discretion, in the Project any Wyeth Independent Patent Rights and/or Wyeth Independent Know-How having incidental value or use, it shall have the right to do so without providing prior written notice to the Partnership and any such Wyeth Independent Patent Rights and/or Wyeth Independent Know-How shall thereupon be deemed licensed to the Partnership on the same terms and conditions of Section 2.9 of this Agreement, provided that the license shall be a non-exclusive license. In the event that Wyeth shall desire to employ in the Project any Wyeth Independent Patent Rights and/or Wyeth Independent Know-How having significant value or use, it shall provide prior written notice to the Partnership of such desire and a description of the potential value or use of the Wyeth Independent Patent Rights and/or Wyeth Independent Know-How. In the event that the Partnership desires to license such Wyeth Independent Patent Rights and/or Wyeth Independent Know-How, the Partnership and Wyeth shall negotiate in good faith the terms of such license. Under no circumstances shall Wyeth employ in the Project any Wyeth Independent Patent Rights and/or Wyeth Independent Know-How having significant value or use prior to the entering into of a license agreement between the Partnership and Wyeth. Any Wyeth Independent Patent Rights and/or Wyeth Independent Know-How employed in the Project beyond the research stage without the entering of a license agreement between the Partnership and Wyeth shall be conclusively deemed to be of incidental value or use. In addition, biostatistics software programs used in the Project shall be deemed to be incidental, subject to third party royalties and rights.
            2.11. LICENSE TO WYETH. The Partnership hereby grants to Wyeth, AHP and its Affiliates a non-exclusive, royalty-free sublicense, including the right to grant sublicenses, under the GI Patent Rights, Wyeth Patent Rights and Roche Patent Rights and the GI Know-How, Wyeth Know-How and Roche Know-How, for the sole and exclusive purpose of conducting the Project. The foregoing sublicense to the GI Patent Rights, Wyeth Patent Rights, GI Know-How and Wyeth Know-How shall continue in effect until the expiration of this Agreement or until the earlier termination of the License Agreement. The foregoing sublicense to the Roche Patent Rights and the Roche Know-How shall continue in effect until the expiration of this Agreement or until the earlier termination of the License Agreement or the Roche Cross-License. The Partnership also acknowledges that Wyeth is an affiliate of GI under the Wistar License. Wyeth agrees to comply with the terms of the Wistar License insofar as applicable, it being understood that Wyeth shall be entitled to rely on written or oral communications from the Partnership interpreting the Wistar License. Wyeth acknowledges that the foregoing sublicense of the Roche Patent Rights and Roche Know-How and that its license under the Wistar License may be limited in the event that Wyeth ceases to be an affiliate of GI as defined in the Roche Cross-License and Wistar License. While GI Sub, on behalf of the Partnership, agrees in any of such instances to fully cooperate with and assist Wyeth in any attempt by Wyeth to negotiate to obtain rights from Roche and/or Wistar, Wyeth acknowledges that GI Sub, on behalf of the Partnership, cannot guarantee that, in such event, such rights will be available from Roche and/or Wistar.

                         ARTICLE III.  PROJECT FUNDING
                         -----------------------------
           3.1. GENERAL. In consideration of the research conducted by Wyeth with regard to the Project, the Partnership shall make payments to Wyeth as specified in this Article III. Funding of such research shall be effective as of July 1, 1994.
            3.2. REIMBURSEMENT FOR DEVELOPMENT COSTS. The Partnership shall determine the annual research and development budget for each calendar year during the term of this Agreement in accordance with the terms of the Partnership Agreement. Such budgets shall include a schedule of activities expected to be performed by Wyeth under this Agreement and GI under the GI Development Agreement as well as the budgeted costs of such activities. Wyeth shall not in any year incur Development Costs in excess of the related annual budget without the prior written approval of the Partnership, which approval shall not be unreasonably withheld. During the term of this Agreement, Wyeth shall invoice the Partnership for all Development Costs incurred by it in connection with the Project at regular intervals determined by the Partnership, but no more frequently than monthly. The Partnership shall pay such invoices within thirty (30) days after receipt thereof. Wyeth shall keep true and accurate records to substantiate all amounts invoiced to the Partnership. Upon request from the Partnership, Wyeth shall permit the Partnership or its authorized representatives to inspect such records in confidence in order to verify the amounts invoiced hereunder.

                     ARTICLE IV.  CONFIDENTIAL INFORMATION
                     -------------------------------------
            4.1. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto shall maintain the Confidential Information of the other party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. This provision shall survive for a period of five (5) years after the expiration or termination of this Agreement.
           4.2. RELEASE FROM RESTRICTIONS. The provisions of Section 7.1 shall not apply to any Confidential Information disclosed hereunder which:
                   (a) in the case of the non-use restrictions, was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates; or
                   (b) in the case of the non-disclosure restrictions, (i) was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates, (ii) is know-how and (iii) does not solely relate to the use of IL-12 in the Licensed Field; or
                   (c) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or
                (d) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Affiliates; or
                (e) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Notwithstanding the foregoing releases from the restrictions of Section 7.1 of this Agreement, the provisions of Section 2.9 of this Agreement shall apply and take precedence over the foregoing releases.
        4.3. PUBLICATIONS. Notwithstanding the provisions of Section 4.1, and subject to the following restrictions, each party and any employee or consultant of such party shall be permitted to make disclosures in scientific journals or publications relating to IL-12 or the Licensed Products which contain Confidential Information of the other party:
                (a) a party (the "publishing party") shall provide the other party with an advance copy of any proposed publication (which may be in draft form) and such other party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve patent rights or know-how belonging in whole or in part to the Partnership or Wyeth, and the incorporation of such recommended changes shall not be unreasonably refused; and
                    (b) if such other party informs the publishing party, within thirty (30) days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any patent rights or know-how belonging in whole or in part to the Partnership or Wyeth, the publishing party shall, to the extent permitted by its agreements with its employees and consultants, delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved.

                            ARTICLE V.  TERMINATION
                            -----------------------
            5.1. TERM. This Agreement shall remain in effect until terminated in accordance with the provisions of this Article V or until completion of the Project.
            5.2. TERMINATION FOR BREACH. Each party shall be entitled to terminate this Agreement (but not the Partnership Agreement or any of the other Basic Agreements) by written notice to the other party in the event that the other party shall be in default of any of its material obligations hereunder, and shall fail to remedy any such default within sixty (60) days after notice thereof by the non-breaching party. Any such notice shall specifically state that the non-breaching party intends to terminate this Agreement in the event that the breaching party shall fail to remedy the default. Upon termination of this Agreement pursuant to this Section 5.2, neither party shall be relieved of any obligations incurred prior to such termination.
           5.3.    TERMINATION FOR OTHER THAN BREACH.  Except as set forth in
Section 5.2 of this Agreement, either party may elect, by providing written notice to the other party, to terminate this Agreement solely in connection with a termination of the Partnership pursuant to the terms of the Partnership Agreement. If either party elects to terminate this Agreement pursuant to this
Section 5.3, the Partnership shall continue to pay to Wyeth the Development Costs incurred by Wyeth during the six-month period following the notice of such termination in an amount not to exceed that incurred during the six-month period immediately prior to the notice of such termination.
           5.4. SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the parties under Section 2.9, 2.10, Article IV and Exhibit A of this Agreement, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination pursuant to Section 5.3, the license granted pursuant to
Section 2.9 shall convert to a non- exclusive license. Upon any termination of this Agreement pursuant to Sections 5.2 or 5.3, each party shall promptly return to the other party all written Confidential

Information, and all copies thereof, of the other party (except to the extent that the Confidential Information relates to a continuing license pursuant to
Section 2.9 or 2.10 of this Agreement or pursuant to the Partnership Agreement or any of the other Basic Agreements).

                          ARTICLE VI.  MISCELLANEOUS
                          --------------------------
             6.1. PUBLICITY. Except as otherwise required by law, neither party (nor any of its Affiliates) shall have the right to originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without prior written notice and consultation with the Steering Committee, but either party shall be free to originate such publicity unless the Steering Committee determines such proposed publicity would be detrimental to the best interest of the Partnership.
             6.2. ASSIGNMENT. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights obligations hereunder may be assigned or transferred by either party without the prior written consent of the other party, except to a party who acquires all or substantially all of the business of the Partnership, on the one hand, or of the ethical pharmaceutical business of AHP or Wyeth, on the other hand, by merger, consolidation, sale of its assets or otherwise. Notwithstanding the foregoing, in the event of a dissolution of the Partnership, the Partnership shall have the right to assign this Agreement, or its rights or obligations under this Agreement, to either or both of its Partners.
             6.3. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the law of the Commonwealth of Massachusetts.
             6.4. FORCE MAJEURE. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this Section 6.4 if such party shall have used reasonable and diligent efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.
             6.5. WAIVER. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.
             6.6. NOTICES. Any notice or other communication in connection with this Agreement must be in writing and if sent by mail, by first class registered or certified mail prepaid, return receipt requested, and if transmitted by telecopier, with a copy sent by mail in accordance with this
Section 6.6, and shall be
effective when delivered personally to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor, provided that notice by telecopier shall not be effective until confirmed by mail as herein provided.
Notices to the Partnership shall be addressed as follows:

                     AHP IL-12 Corporation
                     c/o American Home Products Corporation
                     Five Giralda Farms
                     Madison, New Jersey 07940
                     Attention:  General Counsel
                     Telecopier:  (201) 660-7155

                     and:

                     GI Drug Design, Inc.
                     c/o Genetics Institute, Inc.
                     87 CambridgePark Drive
                     Cambridge, Massachusetts 02140
                     Attention:  President
                     Telecopier:  (617) 876-1679

with a copy to:

                     General Counsel
                     Legal Department
                     Telecopier:  (6l7) 876-5851

Notices to AHP shall be addressed as follows:

                     American Home Products Corporation
                     Five Giralda Farms
                     Madison, New Jersey 07904
                     Attention:  General Counsel
                     Telecopier: (201) 660-7155

with a copy to:

                     Wyeth-Ayerst Laboratories
                     555 Lancaster Avenue
                     St. David's, Pennsylvania 19087
                     Attention:  Senior Vice President-
                                 Business Development
                     Telecopier:  (610) 688-9498

            6.7. NO AGENCY. Nothing herein shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose. Each party shall be an independent contractor, not an employee or partner of the other, and the manner in which each party renders its services under this Agreement shall be within its sole discretion. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.
            6.8.    EXPORTS.
            (a) The parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving the necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. The parties agree that regardless of any disclosure made by the party receiving an export to an ultimate destination of any technical data, materials or products, the receiving party will not reexport either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration and/or any other agency or department of the United States Government, as required. The receiving party shall provide the exporting Party with any information, materials, certifications or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act and other applicable export laws.
           (b) Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a party receiving an export agrees to not knowingly export or reexport any technical data or materials furnished to such party under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States governmental agencies, into Afghanistan, the People's Republic of China, South Africa, Namibia, Iran, Iraq, Syria, or any other country subject to applicable terrorist or foreign policy controls, or any of those countries listed from time to time in supplements to Part 770 to Title 15 of the Code of Federal Regulations in Country Groups Q, S, Y or Z, which, as of the date of this Agreement, are as follows: Group Q (Romania), Group S (Libya), Group Y (Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) and Group Z (Cuba and North Korea).
           6.9. ENTIRE AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective officers thereunto duly authorized.
              6.10. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
              6.11. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.
              6.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
              6.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date set forth below.

                                        IL-12 PARTNERS

                                        By: AHP IL-12 Corporation

                                        By:  /s/ Hans Mueller
                                             -------------------------
                                        Name:    Hans Mueller
                                             -------------------------
                                        Title: Vice Pres. of AHP IL-12
                                              ------------------------
                                        Date:     December 9, 1994
                                              ------------------------
                                        By: GI Drug Design, Inc.

                                        By:   /s/ Jack Morgan
                                              ------------------------
                                        Name:     Jack Morgan
                                              ------------------------
                                        Title:    Vice President
                                              ------------------------
                                        Date:     November 29, 1994
                                              ------------------------

                                        AMERICAN HOME PRODUCTS CORPORATION,
                                        acting through its WYETH-AYERST
                                        LABORATORIES division


                                        By:  /s/ Hans Mueller
                                             -------------------------
                                        Name:    Hans Mueller
                                             -------------------------
                                             Senior Vice Pres.-Business
                                             Development of Wyeth-Ayerst
                                             Title:Laboratories
                                             -------------------------
                                        Date:    December 9, 1994
                                             -------------------------

                                  EXHIBIT A


                Special Provisions Relating to the Conduct of
                               Clinical Studies


            (a) SPONSOR. The Partnership, or such other party designated by the Partnership, shall be named as the sponsor of each pre-clinical protocol and clinical protocol performed hereunder.

            (b) PROTOCOLS. Wyeth agrees, and shall cause its sponsored institutions to agree, to conduct the clinical studies in strict accordance with their applicable protocol(s), which shall be reviewed and approved by the Project Team of the Partnership. Sponsored institutions may only deviate from a clinical protocol when necessary to protect the safety, rights or welfare of patients enrolled in the clinical study.

            (c) PRINCIPAL INVESTIGATORS. Clinical studies to be performed by Wyeth will be conducted by and under the direction of principal investigators (the "Principal Investigator(s)") selected by Wyeth after consultation with the Project Team. Wyeth will use customary and reasonable efforts consistent with its own standard operating procedures to screen Principal Investigators and sponsored institutions for such studies to ensure that personnel of a sponsored institution (including Principal Investigators) are under no contractual or other legal obligations or restrictions which are inconsistent with Wyeth's obligations under this Agreement and do not have a financial or other conflict of interest with Wyeth, AHP or the outcome of the studies which might interfere with their independent judgment.

            (d) ADMINISTRATION. Wyeth's administration of its responsibilities under this Agreement and the studies are to be supervised by the Wyeth Project Director and the respective Wyeth members of the Project Team in the pre-clinical and clinical areas. Wyeth has or will obtain customary and reasonable agreements with each sponsored institution which impose confidentiality obligations on its personnel and effectively vests in Wyeth (for the benefit of the Partnership) sufficient rights in the results of their work and which are adequate to permit Wyeth to license (under customary and reasonable terms) those rights to the Partnership under this Agreement.

            (e) INSTITUTIONAL REVIEW BOARDS. Wyeth will not release Licensed Products for use in clinical studies until its or any applicable sponsored institution's institutional review board, ethics committee, or the equivalent, has approved the applicable clinical protocol in writing and a copy of this approval has been received by Wyeth. Clinical studies shall be carried out under the supervision of the an institutional review board or ethics committee, and the Principal Investigator will be required to keep the institutional review board or ethics committee fully informed of the progress of the clinical study(ies) under its jurisdiction, and shall prepare such reports as may be required to maintain approval of such institutional review board or ethics committee.
Wyeth shall cause its sponsored institutions and Principal Investigators to exercise independent medical judgment in compliance with the applicable protocol as to the suitability of each prospective patient for enrollment in a clinical. Prior to enrollment in a clinical study, Wyeth shall cause each Principal Investigator to obtain a written informed consent from each patient in a form acceptable to the institutional review board or ethics committee, and to the U.S. Food and Drug Administration (the "FDA"), the Committee for Proprietary Medicinal Products for the European Community (the "CPMP")or other applicable regulatory authorities.

           (f) ENROLLMENT. Wyeth will use reasonable and diligent efforts to cause its sponsored institutions and Principal Investigators to enroll, the requisite number of patients in the clinical studies.

           (g) DATA MANAGEMENT. Clinical data management will be conducted by the party assigned that responsibility by the Partnership and not necessarily
the party managing a clinical study.   If Wyeth is not handling data management
for a particular clinical study, Wyeth will have the right to be copied on all data queries issued from the sites in a study or to review the case report forms prior to data entry. Wyeth shall cause its Principal Investigators and sponsored institutions to complete and allow the Partnership access to Wyeth's case report forms ("CRFs"), which shall be in a form reasonably acceptable to the Partnership, for all patients enrolled in the clinical studies it is managing. At the Partnerships's request, Wyeth shall, or shall cause its Principal Investigators to, promptly correct any errors and/or omissions to the CRFs in a manner consistent with the GCPs (as defined below) and Wyeth's standard operating procedures, and will make available to the Partnership the corrected CRFs for further audit. Wyeth will provide any necessary translation from native language to English and supply both the original and translated CRFs to the Partnership.

           (h) LICENSED PRODUCT RECORDS. Wyeth shall maintain and shall cause each sponsored institution or Principal Investigator to keep records on the receipt and disposition of all Licensed Products, including dates, quantity and use by patients. If requested by Partnership, all empty or unused Licensed Product vials will be retained and returned to the Partnership or its designee by the Principal Investigators. Wyeth shall retain, or shall cause each sponsored institution and Principal Investigator to retain on its behalf, organized original patient, laboratory and drug inventory records relating to each clinical study for not less than fifteen (15) years following the later of notification by Wyeth that all investigations of a Licensed Product have been discontinued or approved of an application to market such Licensed Product. Thereafter, Wyeth, or the applicable sponsored institution, will not destroy such records without giving the Partnership prior written notice and the opportunity to further store such records, at the Partnership's cost and expense.

            (i) REGULATORY COMPLIANCE. Wyeth shall, and shall require each sponsored institution and Principal Investigator to, adhere to all applicable government laws and regulations, including without limitation, the rules and regulations of the FDA, CPMP and other applicable regulatory authorities, the FDA and CPMP guidelines on good clinical practices (the "GCPs"). Wyeth acknowledges that it is the intention of the Partnership to harmonize study requirements between the United States and the European Community and that both FDA and CPMP compliance should be sought in a given study, even if not required by the applicable regulatory authority for that country, if the Partnership determines it is desirable to do so and that it is necessary to use the clinical study results in the rest of the Territory.

            (j) SITE VISITS; AUDITS. The Partnership shall have the right to monitor the progress of each clinical study to ascertain that the study is being performed in accordance with the requirements of this Agreement. The Partnership shall have the right to make site visits with the Wyeth personnel or to audit the sites or the files maintained by Wyeth pertaining to the studies. Wyeth shall ensure that it and representatives of the Partnership are permitted, during normal business hours and at mutually agreeable times, to inspect the records kept or made by each Principal Investigator, including original patient records and test reports, to the extent permitted by law. The Partnership shall have the right to approve in advance any study sites where inspection or audit is not permitted by law. Wyeth shall conduct such audits of such information as are necessary to ensure their reliability, in accordance with its standard operating procedures. Wyeth will cooperate with the Partnership in any further review of such records by the Partnership and its verification of the information contained in the CRFs. A Principal Investigator will not be required to disclose information in the CRFs which would permit identification of a patient enrolled in, or a candidate for, a clinical study.

            (k) STUDY RECORDS. Wyeth will keep, and shall cause its sponsored institutions and Principal Investigators to keep, complete and accurate records of the status and progress of the clinical studies, and, in any event, with sufficient detail for use in reports to CPMP, FDA, and all other applicable regulatory agencies. Wyeth shall maintain such records in accordance with the GCPs, as implemented by Wyeth's standard operating procedures.

           (l) SPECIAL NOTIFICATIONS. Wyeth shall, or shall cause its sponsored institutions and Principal Investigators to, immediately notify the Partnership of any (a) deviations from a clinical study protocol determined to be necessary to protect the safety, rights or welfare of patients enrolled in that clinical study, (b) serious and/or unexpected adverse patient reactions in the course of the clinical studies or (c) communications with a regulatory agency concerning (i) the clinical studies, including any requests to inspect, examine, copy or remove records of the clinical studies or (ii) the qualification of the Principal Investigator or other Wyeth personnel to perform this or any other research.